UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement.

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement.

☒	Definitive Additional Materials.

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

Nuveen Mortgage Opportunity Term Fund 2 (JMT)
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

Nuveen Mortgage Opportunity Term Fund (JLS)

Nuveen Mortgage Opportunity Term Fund 2 (JMT)

Shareholder Meeting — August 29, 2019

PLEASE VOTE NOW BEFORE TIME RUNS OUT

Dear Shareholder:

According to our records, you have not voted on important proposals regarding your fund. Unless a sufficient number of shareholders vote by August 29, 2019, the adjournment date for your fund’s Shareholder Meeting, your fund will not be able to implement these proposals without adjourning the shareholder meeting to a later date. The Shareholder Meeting will reconvene on August 29 2019 at 2:00 p.m. Central Time at the offices of Nuveen, 333 West Wacker Drive, Chicago, IL 60606.

YOUR FUND’S BOARD OF TRUSTEES RECOMMENDS YOU VOTE “FOR” THE PROPOSALS.

Please vote now to help your fund avoid further adjournments.

SHAREHOLDERS ARE URGED TO VOTE NOW ON THESE IMPORTANT MATTERS REGARDING THEIR FUND.

It’s extremely important that you participate in the management of your investment by voting. Please take a few moments to review the information in the Joint Proxy Statement previously provided to you, and cast your vote now. You may obtain a copy of the Joint Proxy Statement for your fund at http://www.nuveenproxy.com/Closed-End-Fund-Proxy-Information/.

Nuveen Mortgage Opportunity Term Fund and Nuveen Mortgage Opportunity Term Fund 2 are term funds that are scheduled to terminate on November 30, 2019 and February 28, 2020, respectively, unless the Board of a Fund extends the term in accordance with the charter documents of such Fund. Shareholders are asked to vote on certain proposals in connection with the proposed elimination of the term structure of their Fund and the adoption of a broader investment mandate. As more fully described in the Joint Proxy Statement, the proposals, if approved, will provide shareholders of each Fund with the opportunity to either (1) continue their investment in securitized credit through their Fund with a broader investment mandate and with no scheduled Fund termination date, or (2) exit all or a portion of their investment pursuant to a tender offer by the Fund at net asset value (“NAV”), which is the same measure used to determine the value that shareholders would receive upon termination of the Fund under the current term structure.

1.	VOTE ONLINE - Log on to the website listed on the enclosed proxy card. Please have your proxy card in hand to access your control number (located in the box) and follow the on screen instructions.
2.

VOTE BY TOUCH-TONE TELEPHONE - Call the toll free number listed on your proxy card. Please have your proxy card in hand to access your control number (located in the box) and follow the recorded instructions.

3.	VOTE BY MAIL - Complete, sign and date the enclosed proxy card, then return it in the enclosed postage paid envelope.

If you have any questions regarding the proposal, or need assistance with voting, you may call the proxy soliciting agent at 866-209-8248 to speak with one of the representatives who can assist you. Representatives are available Monday through Friday between 9:00 a.m. and 11:00 p.m. Eastern Time and Saturday, from 12:00 p.m. to 6:00 p.m. Eastern Time. Thank you for your prompt attention to this matter.

R5_ADJ2_30566_ P21926